UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
Entry into Wyndham Purchase Agreement
On May 13, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") entered into a purchase and sale agreement (the "Wyndham Purchase Agreement") with an unaffiliated third party for the purchase of the Wyndham property (as defined below). On June 26, 2015, the Sponsor assigned its interest in the Wyndham Purchase Agreement to a wholly-owned subsidiary of Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership (the "Operating Partnership") of the Registrant, and the Registrant closed on the acquisition of the Wyndham property, as described in Item 2.01 below. The information in this Item 1.01 description and Item 2.01 below is qualified in its entirety by the Wyndham Purchase Agreement, which is attached as Exhibit 10.1 hereto. See also the description of the Wyndham lease and Commencement Date Agreement in Item 2.01 below.
Entry into Huntington Ingalls leases
On April 9, 2015, the Sponsor entered into a purchase and sale agreement (the "Huntington Ingalls Purchase Agreement") with an unaffiliated third party ("Seller") for the purchase of the Huntington Ingalls property (as defined below). On June 26, 2015, the Sponsor assigned its interest in the Huntington Ingalls Purchase Agreement to a wholly-owned subsidiary of the Operating Partnership, and the Registrant closed on the acquisition of the Huntington Ingalls property. On June 26, 2015, the Registrant, through the Operating Partnership's subsidiary, entered into a Bill of Sale, Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases and assumed all of the Seller's right, title, and interest, as landlord, in the Huntington Ingalls leases, as described in Item 8.01 below.
Preferred Equity Investment
On June 24, 2015, the Registrant entered into a series of agreements whereby Griffin Capital Vertical Partners, L.P. (the "Preferred Investor"), an affiliate of the Sponsor, agreed to make a preferred equity investment in the Operating Partnership, in exchange for preferred units of limited partnership interest in the Operating Partnership. Simultaneous with the preferred equity investment, the Preferred Investor entered into a loan agreement with KeyBank, N.A. ("KeyBank"), the proceeds from which were used to fund the Preferred Investor's investment in the Operating Partnership. The following description is qualified in its entirety by the Unit Purchase Agreement, the Second Amended and Restated Limited Partnership Agreement, and the Amendment (each as defined and described below) attached as Exhibits 10.2 through 10.4, respectively, to this Current Report on Form 8-K.
Unit Purchase Agreement
On June 24, 2015, the Registrant and the Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the "Unit Purchase Agreement") with the Preferred Investor, pursuant to which the Preferred Investor agreed to provide up to an aggregate of $150 million of preferred equity investment (the "Preferred Equity Investment") in exchange for up to 15 million preferred units of limited partnership interest in the Operating Partnership (the "Preferred Units"); provided, however, that the amount of the Preferred Units outstanding at any time may not exceed $50 million in value and provided further, that no Preferred Units may be issued after December 24, 2015. Proceeds of the Preferred Equity Investment will be used in connection with the acquisition of business essential properties significantly occupied by a single tenant.
The Preferred Units may be issued in one or more tranches. Each Preferred Unit will have a liquidation preference of $10.00 per Preferred Unit (the "Liquidation Amount"), plus all accrued and unpaid distributions. In addition to the Unit Purchase Agreement, the Registrant entered into a Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the "Second Amended and Restated Limited Partnership Agreement"), and Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement (the "Amendment").

Second Amended and Restated Limited Partnership Agreement
The Second Amended and Restated Limited Partnership Agreement authorizes the issuance of additional classes of units of limited partnership interest in the Operating Partnership, establishes a new series of preferred units of limited partnership interest in the Operating Partnership, and sets forth other necessary corresponding changes. All other terms of the Second Amended and Restated Limited Partnership Agreement remained substantially the same.
Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement
The Amendment sets forth the key terms of the Preferred Units.
Distribution Rate
The holders of the Preferred Units will receive distributions at varying rates payable monthly in arrears, in an amount equal to: (a) in the case of the period from the date of issuance to but excluding December 24, 2015, the LIBOR Rate (as defined in the Amendment) plus 4.50% per annum of the Liquidation Amount per unit; and (b) thereafter, the LIBOR Rate plus 6.50% per annum of the Liquidation Amount per unit.
Redemptions; Repurchases
The Preferred Units may be redeemed by the Operating Partnership, in whole or in part, at the option of the Operating Partnership at any time. The redemption price for the Preferred Units will be equal to the sum of the Liquidation Amount plus all accumulated and unpaid distributions thereon to the date of redemption, plus interest thereon (the "Redemption Price"). If fewer than all of the outstanding Preferred Units are to be redeemed at the option of the Operating Partnership, the Preferred Units to be redeemed will be determined pro rata or by lot in a manner determined by the Registrant, as the general partner of the Operating Partnership, to be fair and equitable to all holders of the Preferred Units.
A holder of Preferred Units may require the Operating Partnership to repurchase all or any portion of such holder's Preferred Units upon the occurrence of any of the following (each an "Optional Repurchase Event" and as defined within the Amendment): (a) a breach of any of the Protective Provisions (as set forth below and defined in the Amendment); (b) an Event of Default (as set forth below and defined in the Amendment); (c) a Change of Control (as defined in the Amendment) that has not been consented to in accordance with the terms of the Amendment; (d) the Registrant's failure to qualify as a REIT under the Internal Revenue Code (the "Code"); or (e) the occurrence and continuance of a monetary or a material default beyond any applicable cure period under any of the loan documents for each of the Operating Partnership's properties. The repurchase price for the Preferred Units will be the Redemption Price.
Events of Default
The occurrence of any of the following shall constitute an Event of Default under the Amendment: (a) default in any payment to holders of Preferred Units pursuant to the Amendment when such payment is due and payable; (b) material default in the performance of, or material breach of, covenants, warranties, or other agreements contained in the Second Amended and Restated Limited Partnership Agreement, the Amendment, or the Unit Purchase Agreement, as applicable, which breach or default continues for a period of ten business days after written notice of such breach is received; (c) an event of bankruptcy as to the Registrant, the Operating Partnership, or their subsidiaries; (d) any breach, default, or event of default that occurs under any instrument, agreement, or indenture pertaining to any indebtedness of the Registrant, the Operating Partnership, or any of their subsidiaries aggregating more than $5 million, the effect of which is to cause an acceleration, mandatory redemption or other required repurchase of such indebtedness, or any indebtedness is otherwise declared to be due and payable or required to be prepaid, redeemed, or otherwise repurchased by the Registrant or the Operating Partnership or any such subsidiary (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or (e) the Registrant's failure to qualify as a REIT under the Code.

Protective Provisions
Pursuant to the terms of the Amendment, the Registrant, the Operating Partnership, and their subsidiaries are prohibited from undertaking the following activities while the Preferred Units are outstanding without first obtaining the prior written consent of the holders of a majority of the Preferred Units then outstanding (capitalized terms are as defined in the Amendment):

•
authorizing or issuing additional (a) preferred stock or units that are equal to or senior to the Preferred Units with respect to certain rights and preferences, or (b) junior stock or units that interfere with the rights of the Preferred Units or interfere in any way with the management of the Registrant, Operating Partnership, or their respective subsidiaries;

•
amending or altering the terms of (a) the Amendment or the Unit Purchase Agreement, or (b) the organizational documents of the Registrant, the Operating Partnership, or any of their respective subsidiaries, to the extent the amendment would reasonably be expected to adversely affect the Preferred Units or the holders of the Preferred Units;

•
in the case of the Operating Partnership, redeeming, repurchasing, or acquiring junior equity securities, and in the case of the Registrant, its subsidiaries, and subsidiaries of the Operating Partnership, redeeming any equity securities, other than (a) redemptions pursuant to the Registrant's Share Redemption Program and (b) redemptions of Common Units in exchange for shares of the Registrant's common stock;

•	engaging in a Change of Control;

•	commencing or suffering to exist an Event of Bankruptcy as to the Registrant, the Operating Partnership, or any of their respective subsidiaries;

•
paying any distributions, other than a distribution made on a regular monthly basis consistent with past practice, on (a) in the case of the Operating Partnership, Common Units or other equity securities that rank, as to distributions and upon liquidation, junior to the Preferred Units, and (b) in the case of the Registrant, its subsidiaries, or a subsidiary of the Operating Partnership, shares of common stock or common equity securities or other equity securities that rank, as to distributions and upon liquidation, junior to such entity's shares of preferred stock or preferred equity securities; provided, however, that the foregoing shall not prohibit (i) special distributions that are necessary to preserve the Registrant's status as a REIT; and (ii) distributions to the Registrant's stockholders paid in shares of the Registrant's common stock; and

•
engaging in a recapitalization, reorganization, merger, unit or stock split, statutory unit or stock exchange, sale of all or substantially all of such entity's assets, tender offer for all or substantially all of its Common Units, shares of common stock, or other common equity securities, as the case may be, or other similar transaction.

Item 2.01.    Completion of Acquisition or Disposition of Assets
Acquisition of Wyndham property
On June 26, 2015, the Registrant acquired a three story Class "A" office property consisting of approximately 203,500 net rentable square feet located in Parsippany, New Jersey (the "Wyndham property"). The Wyndham property is leased in its entirety to Wyndham Worldwide Operations ("Wyndham"). The purchase price for the Wyndham property was $81.4 million, plus closing costs. The purchase price and acquisition fees and expenses earned by the Registrant's advisor were funded with proceeds from the Registrant's public offering, a draw of $48.8 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank serves as administrative agent and JPMorgan Chase Bank, N.A. ("JPMorgan") serves as syndication agent (the "KeyBank Revolving Credit Facility"), and approximately $32.6 million in proceeds from the issuance of $32.6 million of Preferred Units to the Preferred Investor in accordance with the Preferred Equity Investment. The Registrant's advisor earned approximately $1.6 million in acquisition fees in connection with the acquisition of the Wyndham property. The Registrant incurred acquisition expenses of approximately $1.1 million in connection with the acquisition of the Wyndham property, approximately $0.03 million of which will be reimbursed to the Registrant's advisor and approximately $1.1 million of which were paid to unaffiliated third parties.
Wyndham is one of the world's largest hospitality companies offering individual consumers and business customers a wide range of hospitality services and products through their global portfolio. Wyndham is a wholly-owned subsidiary of the parent company Wyndham Worldwide Corporation ("Wyndham Worldwide"), which is ranked #497 on the 2015 Fortune 500 List. Wyndham Worldwide is publicly traded on the New York Stock Exchange and has investment grade credit ratings of 'BBB-' by S&P, 'BBB-' by Fitch, and 'Baa3' by Moody's.
The Wyndham property is located in Parsippany, New Jersey and is part of the Mack-Cali Business Campus, one of the largest corporate campuses in the state. The Wyndham property is located immediately adjacent to a building known as 22 Sylvan Way, and both buildings comprise the core of Wyndham Worldwide's corporate headquarters campus, housing approximately 2,100 employees. The Wyndham property was completed in 2013 as a a build-to-suit to serve as an expansion of Wyndham Worldwide's corporate headquarters campus due to its consolidation from numerous locations within the Mack-Cali Business Campus and its continued growth. The Wyndham property is located near Interstate 80 and Interstate 287, which provide access to a number of major cities, including New York City and Newark. The Registrant believes that the Wyndham property is a business essential facility to Wyndham's overall operations due to the operational functions performed therein, Wyndham's long-term commitment to the location, and the capital invested by Wyndham.
The Wyndham lease, as amended by the Commencement Date Agreement, is a triple-net lease, with a remaining term of approximately 14.2 years upon the Registrant's acquisition, expiring in August 2029. The current annual base rent is approximately $5.1 million, with 1.75% average annual rental increases for the remaining duration of the lease. Wyndham has two renewal options for periods between five and ten years each at 95.0% of the fair market value, no termination option, and a right of first offer, subject to certain conditions. Wyndham Worldwide also serves as the guarantor for Wyndham's obligations under the Wyndham lease. The information related to the Wyndham lease in this Item 2.01 description is qualified in its entirety by the Wyndham lease and the Commencement Date Agreement, which are attached as Exhibits 10.5 and 10.6 hereto.
The going-in capitalization rate for the Wyndham property is approximately 6.24%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenant including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement(s) during the next 12 months.
Wyndham will be responsible for managing the Wyndham property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from the Wyndham property.
Item 7.01.    Regulation FD Disclosure
On June 29, 2015, the Sponsor issued separate press releases on behalf of the Registrant, disclosing the acquisition of the Wyndham property described above in Item 2.01 and the acquisition of the Huntington Ingalls property described below in Item 8.01. Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events
Acquisition of Huntington Ingalls property
On June 26, 2015, the Registrant acquired two Class "A" industrial properties consisting of approximately 515,500 net rentable square feet located in Hampton, Virginia (the "Huntington Ingalls property"). The Huntington Ingalls property consists of two buildings: an approximately 257,200 square foot Class "A" industrial building ("300 West Park building") and an approximately 258,300 square foot Class "A" industrial building ("500 West Park building"). The Huntington Ingalls property is leased in its entirety to Huntington Ingalls Incorporated ("Huntington Ingalls"). The purchase price for the Huntington Ingalls property was $34.3 million, plus closing costs. The purchase price and acquisition fees and expenses earned by the Registrant's advisor were funded with proceeds from the Registrant's public offering and a draw of $20.5 million pursuant to the KeyBank Revolving Credit Facility. The Registrant's advisor earned approximately $0.7 million in acquisition fees in connection with the acquisition of the Huntington Ingalls property. The Registrant incurred acquisition expenses of approximately $0.3 million in connection with the acquisition of the Huntington Ingalls property, approximately $0.05 million of which will be reimbursed to the Registrant's advisor and approximately $0.3 million of which were paid to unaffiliated third parties.
Huntington Ingalls is a wholly-owned subsidiary of the parent company Huntington Ingalls Industries, Inc. ("HII"), one of the largest shipbuilding companies in the U.S., the sole provider of aircraft carriers to the U.S. Navy, and one of two firms that provide the U.S. Navy with submarines. HII is publicly traded on the New York Stock Exchange and has a sub investment grade rating of 'BB+' by S&P. HII operates its business directly through Huntington Ingalls, which is organized into two segments: Ingalls Shipbuilding and Newport News Shipbuilding. Huntington Ingalls is the sole operating subsidiary of HII which generates 100% of the revenues for HII.
The Huntington Ingalls property is located in Hampton, Virginia in close proximity to the port of Virginia, the Newport News Shipbuilding shipyard, and HII headquarters. The Huntington Ingalls property is the result of the consolidation of six existing warehouses and will be utilized as the main storage and distribution center to support the assembly and manufacturing functions that take place at the nearby HII headquarters. The Registrant believes the Huntington Ingalls property is a business essential facility to Huntington Ingalls' overall operations due to the operational functions performed therein, its significant locational benefits, and the capital invested by Huntington Ingalls.
The Huntington Ingalls leases are triple-net leases with remaining terms of approximately 12.5 years upon the Registrant's acquisition, expiring in December 2027. The combined annual base rent will be approximately $2.2 million upon the rent commencement date of January 1, 2016 ("Rent Commencement Date"), with 2.0% average annual rental increases for the remaining duration of the leases. The Seller has agreed to sign a Master Lease Escrow Agreement for the time between the Registrant's acquisition and the Rent Commencement Date, which shall be equal to Huntington Ingalls' base rent obligations and 110% of the expense reimbursements of the first year of the Huntington Ingalls leases. Under the Huntington Ingalls leases, Huntington Ingalls has no renewal option and no termination option. The information related to the Huntington Ingalls leases in this Item 8.01 description is qualified in its entirety by the 300 West Park building lease and the 500 West Park building lease, which are attached as Exhibits 10.7 and 10.8 hereto. The going-in capitalization rate for the Huntington Ingalls property is approximately 6.51%.
Griffin Capital Essential Asset Property Management II, LLC will be responsible for managing the Huntington Ingalls property and will be paid management fees in an amount of 3.0% of the gross monthly revenues collected from the Huntington Ingalls property. Griffin Capital Essential Asset Property Management II, LLC intends to hire an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.

Item 9.01.    Financial Statements and Exhibits
(a)     Financial Statements of Real Estate Acquired.
Since the Wyndham property is leased to a tenant on a long-term basis under a triple-net lease, the Registrant believes that financial information about the parent company of the tenant is more relevant to investors than the financial statements of the property acquired. Wyndham Worldwide, the parent company, is a public company which currently provides its financial statements in reports to investors. These reports can be found on the Securities and Exchange Commission's website at www.sec.gov.
(b)    Pro Forma Financial Information.
Since it is impracticable to provide the required pro forma financial statements for the acquired real property described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements on or before September 11, 2015 by amendment to this Form 8-K.
(d)    Exhibits.

10.1	Wyndham Purchase Agreement dated June 26, 2015

10.2	Series A Cumulative Redeemable Preferred Unit Purchase Agreement dated June 24, 2015

10.3	Second Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership II, L.P. dated June 24, 2015

10.4	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership II, L.P. dated June 24, 2015

10.5	Wyndham Lease dated August 5, 2011

10.6	Commencement Date Agreement dated March 26, 2013

10.7	300 West Park Building Lease dated February 13, 2015

10.8	500 West Park Building Lease dated February 13, 2015

99.1	Press Release regarding Wyndham Property dated June 29, 2015

99.2	Press Release regarding Huntington Ingalls Property dated June 29, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: June 29, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary